                                                                    EXHIBIT 23.1

[PARENTE - RANDOLPH - ORLANDO - CAREY & ASSOCIATES LOGO]








                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Security Savings Association of Hazleton:

       We consent to the use of our report included herein and to the reference to our firm under the headings "EXPERTS", "LEGAL AND TAX OPINIONS", "TAX ASPECTS", "STATEMENTS OF INCOME", and "EFFECTS OF CONVERSION", in the Prospectus, which is a part of the Registration Statement on Form SB-2 for Security of Pennsylvania Financial Corp. and Form AC for Security Savings Association of Hazleton.






                                /s/ PARENTE RANDOLPH ORLANDO CAREY & ASSOCIATES
                                -----------------------------------------------




Wilkes-Barre, Pennsylvania
November 2, 1998